(21)     SUBSIDIARIES


                                           EXHIBIT 21
                                          Subsidiaries
                                          ------------


Name                                          Jurisdiction        Trade Name of Organization
---------------------------------------  ---------------------    ---------------------------------

Patient Infosystems Acquisition Corp.           Delaware          HealthDesk

PATI Acquisition Corp.                          Delaware          PATI Acquisition Corp.

Patient Infosystems Canada, Inc.            Ontario, Canada       Patient Infosystems Canada, Inc.



All other exhibits are omitted because they are not applicable or the required information is shown elsewhere in this Annual Report on Form 10-K.